ESCROW AGREEMENT

         THIS ESCROW AGREEMENT dated as of September 24, 2004, made by and between Joel Shapiro (the "Pledgor"), Gryphon Master Fund, L.P. (the "Secured Party"), and Warren W. Garden, P.C. (the "Escrow Agent").

                              W I T N E S S E T H:

         WHEREAS, the Pledgor and the Secured Party are parties to a certain stock pledge agreement (the "Stock Pledge Agreement"), dated as of September 24, 2004, pursuant to which 3,000,000 shares of Knightsbridge Fine Wines, Inc. ("Knightsbridge") common stock owned by the Pledgor (the "Shares") are to be held as collateral to secure payment of that certain Promissory Note issued by Knightsbridge to the Secured Party, dated September 24, 2004 (the "Promissory Note") and performance under that certain Debt Restructuring Agreement between Knightsbridge and the Secured Party, dated September 24, 2004 (the "Debt Restructuring Agreement"); and

         WHEREAS, the Pledgor and the Secured Party have requested that the Escrow Agent hold the Shares in escrow pursuant to the terms of this Agreement.

         NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE 1
                               TERMS OF THE ESCROW

         1.1 The parties hereby agree to have Warren W. Garden, P.C. act as Escrow Agent whereby the Escrow Agent shall receive the Shares in escrow and distribute the same as set forth in this Agreement.

         1.2 At or prior to the execution of the Stock Pledge Agreement, the Pledgor shall deliver to the Escrow Agent certificates representing the (i) Shares, (ii) stock powers executed by the Pledgor for each certificate representing the Shares, and (iii) a letter addressed to the transfer agent for the common stock of Knightsbridge authorizing the Transfer Agent to transfer such Shares into the name of the Secured Party.

         1.3 (a) Upon an Event of Default (as defined in the Promissory Note), Escrow Agent is hereby authorized to release to the Secured Party (i) the Shares, (ii) the stock powers, and (iii) a letter from the Pledgor authorizing the transfer agent of the Company to transfer the Shares to the Secured Party.

               (b) Upon payment in full of the Promissory Note, the Escrow Agent shall return the Shares to the Pledgor, less any shares released to the Secured Party pursuant Section 1.3(a).


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               (c) Upon the Escrow Agent's completion  of  its obligations under
Sections 1.3(a) or (b), this Agreement shall terminate and the Escrow Agent shall have no further obligations hereunder.

         1.4 This Agreement may be altered or amended only with the written consent of all of the parties hereto. Should the Pledgor or the Secured Party attempt to change this Agreement in a manner which, in the Escrow Agent's discretion, shall be undesirable, the Escrow Agent may resign as Escrow Agent by notifying the Pledgor and the Secured Party in writing. In the case of the Escrow Agent's resignation or removal pursuant to the foregoing, its only duty, until receipt of notice from the Pledgor and the Secured Party that a successor escrow agent has been appointed, shall be to hold and preserve the Shares that are in its possession. Upon receipt by the Escrow Agent of said notice from the Pledgor and the Secured Party of the appointment of a successor escrow agent, the name of a successor escrow account and a direction to transfer the Shares, the Escrow Agent shall promptly thereafter transfer all of the Shares that it is still holding in escrow, to said successor escrow agent. Immediately after said transfer of the Shares, the Escrow Agent shall furnish the Pledgor and the Secured Party with proof of such transfer. The Escrow Agent is authorized to disregard any notices, requests, instructions or demands received by it from the Pledgor or the Secured Party after notice of resignation or removal has been given.

         1.5 The Escrow Agent shall be reimbursed by the Pledgor and the Secured Party for any reasonable expenses incurred in the event there is a conflict between the parties and the Escrow Agent shall deem it necessary to retain counsel, upon whose advice the Escrow Agent may rely. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in no event shall the Escrow Agent be liable or responsible except for the Escrow Agent's own gross negligence or willful misconduct. The Escrow Agent has made no representations or warranties to the Pledgor or the Secured Party in connection with this transaction. The Escrow Agent has no liability hereunder to either party other than to hold the Shares received by the Pledgor and to deliver them under the terms hereof. Each party hereto agrees to indemnify and hold harmless the Escrow Agent from and with respect to any suits, claims, actions or liabilities arising in any way out of this transaction including the obligation to defend any legal action brought which in any way arises out of or is related to this Agreement. The Pledgor acknowledges that the Escrow Agent is not rendering advice to it with respect to this transaction or otherwise. The Escrow Agent has acted as legal counsel for the Secured Party and may continue to act as legal counsel for the Secured Party, from time to time, notwithstanding its duties as the Escrow Agent hereunder. The Pledgor consents to the Escrow Agent acting in such capacity as legal counsel for the Secured Party and waives any claim that such representation represents a conflict of interest on the part of the Escrow Agent. The Pledgor understands that the Secured Party and Escrow Agent are relying explicitly on the foregoing provisions contained in this
Section 1.5 in entering into this Agreement.

         1.6 The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably


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believed by the Escrow  Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent's attorneys-at-law shall be conclusive evidence of such good faith.

         1.7 The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or processes of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

         1.8 The Escrow Agent shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

         1.9 If the Escrow Agent reasonably requires other or further documents in connection with this Agreement, the necessary parties hereto shall join in furnishing such documents.

         1.10 It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the documents or the Shares held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent's sole discretion (a) to retain in the Escrow Agent's possession without liability to anyone all or any part of said documents or the Shares until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (b) to deliver the Shares and any other property and documents held by the Escrow Agent hereunder to a state or federal court having competent subject matter jurisdiction and located in the State of Texas in accordance with the applicable procedure therefor.

                                    ARTICLE 2
                                  MISCELLANEOUS

         2.1 No waiver of any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed any extension of the time for performance of any other obligation or act.

         2.2 This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the parties hereto.



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         2.3  This Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the party to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

         2.4 Whenever required by the context of this Agreement, the singular shall include the plural and masculine shall include the feminine. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

         2.5 This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada without regard to principles of conflicts of law. The parties hereby agree that all actions or proceedings arising directly or indirectly from or in connection with this Agreement shall be litigated only in the United States District Court for the Northern District of Texas located in Dallas County, Dallas, Texas. The parties consent and submit to the jurisdiction and venue of the foregoing court and consent that any process or notice of motion or other application to said court or a judge thereof may be served inside or outside the State of Texas or the Northern District of Texas (but with respect to any party hereto, such consent shall not be deemed a general consent to jurisdiction and service for any third parties) by registered mail, return receipt requested, directed to the party being served at its address provided in or pursuant to Section 2.6 below (and service so made shall be deemed complete three (3) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said court. Pledgor hereby waives any right to a jury trial in connection with any litigation pursuant to this Agreement.

         2.6 All notices (including other communications required or permitted) under this Agreement must be in writing and must be delivered (a) in person, (b) by registered or certified mail, postage prepaid, return receipt requested, (c) by a generally recognized courier or messenger service that provides written acknowledgement of receipt by the addressee, or (d) by facsimile or other generally accepted means of electronic transmission with a verification of delivery. Notices are deemed delivered when actually delivered to the address for notices as follows:

                           To Secured Party:







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                           Gryphon Master Fund, L.P.
                           100 Crescent Court, Suite 490
                           Dallas, Texas  75201
                           Attn:  Ryan R. Wolters
                           Telephone:  (214) 871-6783
                           Facsimile:  (214) 871-6711

                           To Escrow Agent:

                           Warren W. Garden, P.C.
                           100 Crescent Court
                           Suite 490
                           Dallas, Texas  75201
                           Attn:  Warren W. Garden, Esq.
                           Telephone:  (214) 871-6710
                           Facsimile:  (214) 871-6711

                           To Pledgor:

                           Joel Shapiro c/o
                           Knightsbridge Fine Wines, Inc.
                           One Kirkland Ranch Road
                           Napa, California  94558
                           Telephone:  (707) 254-9100
                           Facsimile:  707-254-7258

                           With a copy to:

                           Law Offices of Louis E. Taubman, PC
                           225 Broadway, Suite 1200
                           New York, New York 10007
                           Attn: Louis E. Taubman, Esq.
                           Telephone:  (212) 732-7184
                           Facsimile:  (212) 202-6380

         Any party may by written notice as set forth herein change the address or telephone/fax numbers to which notices or other communications to it are to be delivered or mailed.


         2.7 By signing this Agreement, the Escrow Agent becomes a party hereto only for the purpose of this Agreement; unless otherwise agreed to in writing by the Escrow Agent, the Escrow Agent does not become a party to any other documents between the parties.




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         2.8 Each party acknowledges and agrees that this Agreement shall not be deemed prepared or drafted by any one party. In the event of any dispute between the parties concerning this Agreement, the parties agree that any rule of construction, to the effect that any ambiguity in the language of the Agreement is to be resolved against the drafting party, shall not apply.

         2.9 This Agreement may be executed in counterparts, each one of which will constitute an original and all of which taken together will constitute one document. This Agreement may be executed by delivery of a signed signature page by fax to the other parties hereto and such fax execution and delivery will be valid in all respects.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                             SIGNATURE PAGE FOLLOWS

















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EXECUTED:

Pledgor:


-------------------------------------------
Joel Shapiro


Secured Party:

Gryphon Master Fund, L.P.

By:  Gryphon Partners, L.P.,
         its General Partner

By:  Gryphon Management Partners, L.P.,
         its General Partner

By:  Gryphon Advisors, L.L.C.,
         its General Partner


By:
   ----------------------------------------
       Warren W. Garden, Authorized Agent



Agent:

Warren W. Garden, P.C.


By:
   ----------------------------------------
Name:    Warren W. Garden
Title:   President







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